UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2019

Crawford United Corporation

(Exact Name of Registrant as Specified in Charter)

Ohio	000-00147	34-0288470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10514 Dupont Avenue Cleveland, Ohio	44108
(Address of Principal Executive Offices)	(Zip Code)

(216) 541-8060

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2019 by Crawford United Corporation, an Ohio corporation (the “Company”), on December 28, 2018, the Company and Roundball, LLC (“Roundball”) entered into Amendment No. 7 to the Convertible Loan Agreement, by and between the Company as borrower, and Roundball and The Aplin Family Trust, as lenders, dated December 30, 2011 (the “Convertible Loan Agreement”), to, among other things, further amend the Promissory Note between the Company and Roundball, dated December 30, 2011, and issued in the aggregate original principal amount of $466,879.87 (the “Promissory Note”), to modify Roundball’s conversion option with respect to amounts outstanding under the Promissory Note (the “Conversion Option”). As amended, the Conversion Option allows Roundball to convert amounts owed to it under the Promissory Note into a maximum amount of 75,000 shares of the Company’s Class B common stock (the “Class B Shares”) at the price of $1.43 per share (subject to adjustment), and subject to shareholder approval. As previously reported in Item 5.07 of the Company’s Current Report on Form 8-K filed on May 14, 2019, the Company obtained the required shareholder approval for the Conversion Option at its 2019 annual meeting of shareholders. Roundball, a major shareholder of the Company, is an affiliate of Steven Rosen and Matthew Crawford, who serve on the Board of Directors of the Company.

The Company and Roundball also previously entered into a Warrant Agreement, dated December 30, 2012 (as amended to date, the “Warrant Agreement”), whereby the Company issued warrants (the “Warrants”) to Roundball to purchase, at its option, up to 100,000 shares of Class A Common Stock of the Company at an exercise price of $2.50 per share (subject to adjustment). The Warrant Agreement, as amended, provides that the Warrants expire on December 30, 2019.

On December 11, 2019, Roundball provided notice to the Company of its exercise of the Conversion Option and exercised the Warrants, as further described in Item 3.02 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

On December 18, 2019, the Company will issue 75,000 Class B Shares and 251,489.43 shares of the Company’s Class A common stock (the “Class A Shares”), pursuant to Section 2.1.1, and in accordance with Section 2.2.2, of the Convertible Loan Agreement, to Roundball following the Company’s receipt on December 11, 2019, of a notice from Roundball of its exercise of the Conversion Option in respect of $466,879.87 of the principal and interest amount outstanding under the Promissory Note between the Company and Roundball, thereupon retiring all outstanding debt incurred and accrued interest under the Promissory Note.

The Company will issue the Class B Shares upon conversion of $107,250, and the Class A Shares upon conversion of $359,629.87, borrowed under the Promissory Note to Roundball in reliance on the exemption from registration provided for under Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), as the issuance will be made to an existing security holder, there will be no consideration paid for the Class B Shares or the Class A Shares and no commission or other remuneration will be paid.

On December 11, 2019, Roundball exercised the Warrants for 100,000 of the Company’s Class A Shares at an exercise price of $2.50 per share, resulting in an aggregate exercise price of $250,000, which shares were issued by the Company to Roundball without registration under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, as the issuance was made to a single existing security holder believed to be an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and did not involve a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD UNITED CORPORATION

Date: December 17, 2019	/s/ Kelly J. Marek
Name: Kelly J. Marek
Its: Vice President and Chief Financial Officer

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